Exhibit 10.24

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (this “Agreement”) is made by and between Remo Canessa (“Executive”) and Zscaler, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company;

WHEREAS, Executive signed an offer letter with the Company dated January 8, 2017 (the “Offer Letter”);

WHEREAS, Executive signed a Confidential Information and Invention Assignment Agreement with the Company on February 3, 2017 (the “Confidentiality Agreement”);

WHEREAS, Executive voluntarily announced his retirement and resignation of his employment with the Company;

WHEREAS, the Company thanks Executive for his years of excellent service to the Company;

WHEREAS, the Parties wish to provide for Executive’s orderly transition of the day-to-day duties of Executive’s position with the Company until the Separation Date (defined as the last day of Executive’s employment with the Company) and so mutually agree upon the following terms to effectuate such transition; and

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Consideration.

1.Continued Employment; Transition Services. The Company agrees that beginning on May 26, 2025, the Company will continue to employ Executive as an at-will Executive through December 31, 2025, or an earlier date on which employment is terminated by the Company or Executive pursuant to at-will employment principles (such period the “Transition Period”). From the commencement of the Transition Period to the New CFO Date, Executive shall remain the Chief Financial Officer of the Company and provide services to the Company as the Company’s Chief Financial Officer. “New CFO Date” means the actual date on which the Company’s appointment of an individual other than Executive to serve as the Company’s Chief Financial Officer (“New CFO”) is effective. From and including the New CFO Date through the end of the Transition Period, Executive will work in good faith with the Company to complete open projects, transition Executive’s responsibilities and duties, facilitate the knowledge transfer of items within Executive’s area of responsibility, and/or provide other transition and advisory services to the Company to enable the smooth transition and support for the New CFO; however, starting July 31, 2025, Executive shall cease to provide such services through active day-to-day work or reporting to Company offices, unless as otherwise instructed by the Company (“Transition Services”). During the Transition Period, Executive will continue receiving Executive’s current regular base salary, will receive a bonus only for the second half of the 2025 Fiscal Year, will continue vesting under applicable equity plans, and will be eligible to participate in then-available Company benefit plans at the same level as Executive would have been eligible to participate in such plans immediately prior to the start of the Transition Period, subject to the terms and conditions, including eligibility requirements, of such plans. Notwithstanding the foregoing, Executive will not participate in the Company’s Fiscal Year 2026 bonus plans or the Company’s Change of Control and Severance Policy.

2.Early Termination. In case of early termination of his employment by Executive or in case of termination by the Company for Cause, as defined herein, Executive understands that all compensation and benefits including participation in any bonus program and equity vesting related to his employment shall cease and terminate upon the end of his employment. If the Company terminates Executive’s employment without Cause, the Company shall pay to Executive the lump sum value of the remainder of his base salary, in effect at the time of termination, from his termination date through December 31, 2025, including, if unpaid, the value of his target bonus for the second half of Fiscal Year 2025, and the value of any unvested restricted stock units that would have vested through December 31, 2025, to be calculated using the market value as of the close of Executive’s termination date. In the event of such termination without Cause, this payment will be made within 30 days of the Executive’s termination date. “Cause” means (i) an act of dishonesty made by Executive which negatively impacts Executive’s fulfillment of his responsibilities as an executive of the Company; (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud or embezzlement; (iii) Executive’s gross misconduct which injures the Company; (iv) Executive’s unauthorized use or disclosure of any material proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; (v) Executive’s willful breach of any material obligations under any written agreement or covenant with the Company which injures the Company; (vi) Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Executive’s cooperation; or (vii) Executive’s continued failure to perform Executive’s material employment duties after Executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his material duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice.

3.Release Consideration. As consideration for the releases under Paragraph 5, Company will directly pay for Executive’s COBRA coverage for a period of twelve (12) months immediately following the termination of Executive’s Company health insurance benefits, or until Executive has secured other employment, whichever occurs first, provided Executive timely elects and pays for COBRA coverage (the “Release Consideration”).

4.Acknowledgement. Except as set forth above, Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1. Accordingly, Executive acknowledges that without this Agreement, Executive would not be entitled to any employment (or compensation for such employment) during the Transition Period. Executive specifically acknowledges and agrees that the consideration provided to Executive under this Agreement and the Separation Agreement (as defined below) fully satisfies any obligation by the Company to provide or satisfy any severance, notice, release deadline, or other post-employment benefits, including under the Company’s Executive Severance Policy and/or the Company’s Change of Control and Severance Policy.

2.Separation Agreement and Release. Following the end of the Transition Period (unless Executive terminates his employment prior to the end of the Transition Period as determined by the Company), in exchange for Executive’s execution and non-revocation of the Separation Agreement and Release attached hereto as Exhibit A (the “Separation Agreement”) within the timeframe set forth in the Separation Agreement, the Company agrees to provide Executive with the consideration set forth in Section 1 of the Separation Agreement, subject to the terms and conditions of the Separation Agreement. Executive acknowledges that without the Separation Agreement, Executive is otherwise not entitled to the consideration listed in Section 1 of the Separation Agreement. The Parties agree to modify the Separation Agreement pursuant to or otherwise as may be required by applicable law. Executive acknowledges and agrees that no payment or other consideration provided to Executive under the Separation Agreement constitutes, in whole or in part, a raise, a bonus, employment, or continued employment and that the Separation Agreement is not a condition of employment or continued employment.

3.Benefits. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in equity award, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date.

4.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive as of the date Executive signs this Agreement.

5.Release of Claims. In exchange for the consideration provided under this Agreement, Executive (on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns) agrees to release any and all claims Executive may have against the Company or any of its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Executive signs this Agreement including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs; (d) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company; and (e) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship. Executive agrees that, with respect to the claims released herein, Executive will not file any legal action asserting any such claims. Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Agreement; or (ii) claims that cannot be released as a matter of law. Nothing herein releases any rights or claims Executive may have under the California Fair Employment and Housing Act (“FEHA”) or right to indemnification under the Company bylaws, the indemnity agreement between the Company and Executive, California Labor Code section 2802 or any other indemnification provision of California law or agreement with the Company or policy or practice of the Company.

6.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder with respect only to the claims released herein, as well as under any other statute or common law principles of similar effect.

7.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in protected conduct that conflicts with, or is contrary to, this Section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.
8.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

9.Effective Date. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”). Executive acknowledges that Executive was given a copy of this Agreement with at least twenty-one (21) days to review and consider its terms and whether or not to execute this Agreement. In the event Executive signs this Agreement and returns it to the Company in less than the twenty-one (21) day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive further understands that the earliest he may sign this Agreement is May 29, 2025, but must sign it no later than June 11, 2025.

10.Governing Law and No Oral Modification. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

11.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

12.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

13.Miscellaneous. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. This Agreement along with the Confidentiality Agreement and other agreements referenced herein represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

14.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing Executive’s claims against the Company as set forth herein. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has a right to consult with an attorney regarding this Agreement and has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (c) Executive understands the terms and consequences of this Agreement and of the releases it contains; (d) Executive is fully aware of the legal and binding effect of this Agreement; and (e) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
        REMO CANESSA, an individual

Dated: June 9, 2025    /s/ Remo Canessa
        Remo Canessa
        ZSCALER, INC.

Dated: June 9, 2025    /s/ Brendan Castle
        Brendan Castle
        Chief People Officer

EXHIBIT A OF TRANSITION AGREEMENT

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Separation Agreement”) is made by and between Remo Canessa (“Executive”) and Zscaler, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms not defined herein have the meaning ascribed to them in the Transition Agreement.

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive signed an offer letter with the Company dated January 8, 2017 (the “Offer Letter”);

WHEREAS, Executive signed a Confidential Information and Invention Assignment Agreement with the Company on February 3, 2017 (the “Confidentiality Agreement”);

WHEREAS, Executive voluntarily announced his retirement and resignation of his employment with the Company and Company thanks Executive for his years of excellent service to the Company;

WHEREAS, Executive signed a Transition Agreement and Release with the Company (the “Transition Agreement”);

WHEREAS, Executive’s employment with the Company terminated on December 31, 2025, or at an earlier date, as provided in the Transition Agreement (the last day of Executive’s employment with the Company, the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS
1.Separation Agreement Consideration. Subject to Executive’s execution of, and non-revocation of, this Separation Agreement, the Company shall provide the following benefits that Executive is not otherwise entitled to:

1.A lump sum payment of $750,000.00, less applicable withholdings in effect as of Executive’s Separation Date. Such payment will be made by direct deposit to Executive’s Company payroll bank account on the next regularly scheduled Zscaler payroll date after the Effective Date, and will be reported to the IRS and other taxing authorities on a Form W-2 or other appropriate form.

2.Subject to the approval of the Company’s Board of Directors, the Company will accelerate the vesting of 28,774 shares of Company restricted stock units that were previously granted to Executive by the Company that would be unvested as of the Separation Date and otherwise forfeited under the Company’s Fiscal Year 2018 Equity Incentive Plan (“Accelerated RSUs”). The Company will sell a portion of the Accelerated RSUs to meet the Company’s tax withholding obligations, and the remainder of the Accelerated RSUs will be released to Executive.

3.For removal of doubt, any other of Executive’s outstanding but unvested restricted stock units, stock options or other equity or stock awards as of the Separation Date, apart from the Accelerated RSUs, shall cease vesting, expire, and be forfeited in accordance with the terms and conditions of the applicable stock award agreements between Executive and the Company, and Executive shall have no further rights whatsoever with respect to such stock awards.

Executive acknowledges that without this Separation Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1. Executive specifically acknowledges and agrees that the consideration provided to Executive under this Separation Agreement fully satisfies any obligation by the Company to provide or satisfy any severance, notice, release deadline, or other post-employment benefits, including under the Company’s Executive Severance Policy and/or the Company’s Change of Control and Severance Policy. Executive acknowledges and agrees that consideration for this Separation Agreement does not constitute, in whole or in part, a raise, a bonus, employment, or continued employment. With respect to any other equity grants, including any unearned PSUs that were previously granted to Executive by the Company that have not become vested as of the Separation Date (after taking into consideration the accelerated vesting described in (c) above), Executive understands and agrees that (i) Executive shall not be entitled to any additional vesting of such units after the Separation Date and (ii) such unvested units shall be cancelled as of the Separation Date and all such equity shall automatically forfeit in their entirety by their terms.
2.Benefits. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.
3.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Separation Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
4.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Separation Agreement, including, without limitation:

a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Worker Adjustment and Retraining Notification Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Separation Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Separation Agreement. This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below) and any rights Executive may have under the Sarbanes Oxley Act. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Separation Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits or right to indemnification under the Company bylaws, the indemnity agreement between the Company and Executive, California Labor Code section 2802 or any other indemnification provision of California law or agreement with the Company or policy or practice of the Company.
5.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Separation Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Separation Agreement; (b) Executive has be given at least twenty-one (21) days within which to consider this Separation Agreement; (c) Executive has seven (7) days following Executive’s execution of this Separation Agreement to revoke this Separation Agreement; (d) this Separation Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Separation Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Separation Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Separation Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Separation Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.
7.Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Separation Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all Company property, devices and equipment, and taken all necessary steps to permanently delete or destroy all information, documents, and other items provided to Executive by the Company (with the exception of a copy of any Executive Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.
8.No Cooperation. Subject to the “Protected Activity Not Prohibited” Section below, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Separation Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” Section below, If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.
9.Protected Activity Not Prohibited. Executive understands that nothing in this Separation Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in protected conduct that conflicts with, or is contrary to, this Section is superseded by this Separation Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Separation Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Separation Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the

Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.
10.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Separation Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive.
11.Nondisparagement. Subject to the “Protected Activity Not Prohibited” Section, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company’s human resources department.
12.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Separation Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Separation Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Separation Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Executive under this Separation Agreement and the Confidentiality Agreement.
13.Separation Agreement Effective Date. Executive acknowledges that Executive was given a copy of this Separation Agreement with at least twenty-one (21) days to review and consider its terms and whether or not to execute this Separation Agreement. Executive understands that Executive cannot sign this Separation Agreement prior to the Separation Date but that it must be executed on the Separation Date.  Each Party has seven (7) days after that Party signs this Separation Agreement to revoke it. This Separation Agreement will become effective on the eight (8th) day after the Parties sign the Agreement, so long as Executive only executes this Separation Agreement on or after the Separation Date and it has not been revoked by either Party before that date (the “Separation Agreement Effective Date”).
14.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
15.Cooperation in Litigation. Executive agrees to provide reasonable cooperation to the Company and its legal counsel in connection with any ongoing or future litigation, investigations, or other legal proceedings involving the Company, including but not limited to providing information, documents, or testimony as reasonably requested by the Company. Such cooperation shall be provided at times and in a manner that does not unreasonably interfere with the Executive’s personal or professional obligations. For any such cooperation after Executive's Separation Date, the Company agrees to reimburse Executive for reasonable out-of-pocket expenses, approved by the Company in writing in advance, incurred in connection with such cooperation.

16.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SEPARATION AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS SEPARATION AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

17.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Separation Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Separation Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).
18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
19.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Separation Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
20.Miscellaneous. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Separation Agreement shall continue in full force and effect without said provision or portion of provision. This Separation Agreement, along with the Confidentiality Agreement and other agreements referenced herein, represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Separation Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Separation Agreement. This Separation Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer. This Separation Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Separation Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Separation Agreement.
21.Governing Law. This Separation Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Separation Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

22.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Separation Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)    Executive has read this Separation Agreement;

(b)    Executive cannot sign this Separation Agreement before the Separation Date, but that Executive must sign this Separation Agreement on the Separation Date;

(c)    Executive has a right to consult with an attorney regarding this Separation Agreement, and has been represented in the preparation, negotiation, and execution of this Separation Agreement by an attorney of Executive’s own choice or has elected not to retain an attorney;

(d)    Executive understands the terms and consequences of this Separation Agreement and of the releases it contains;

(e)    Executive is fully aware of the legal and binding effect of this Separation Agreement; and

(f)    Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.
        REMO CANESSA, an individual

Dated: June 9, 2025     /s/ Remo Canessa
        Remo Canessa

        ZSCALER, INC.

Dated: June 9, 2025     /s/ Brendan Castle
        Brendan Castle
        Chief People Officer